Exhibit 5.1.1

HUNTON ANDREWS KURTH LLP FILE NO: 034253.0000119

February 16, 2022

CSX Corporation

500 Water Street, 15th Floor

Jacksonville, Florida 32202

CSX Corporation

CSX Transportation, Inc.

CSX Capital Trust I

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CSX Corporation, a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company, CSX Transportation, Inc., a Virginia corporation and a wholly owned subsidiary of the Company (“CSXT”), and CSX Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the “Trust”), of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an indeterminate amount of (i) (a) the Company’s senior debt securities (“CSX Senior Debt Securities”) and subordinated debt securities (“CSX Subordinated Debt Securities,” and collectively with the CSX Senior Debt Securities, the “CSX Debt Securities”); (b) warrants of the Company (“Warrants”); (c) shares of the Company’s preferred stock, without par value (the “Preferred Stock”); (d) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”); (e) the Company’s depositary shares (the “Depositary Shares”), each representing a fractional interest in a share of Preferred Stock; (f) purchase contracts (the “Purchase Contracts”); (g) units (the “Units”); (h) guarantees by the Company (each, a “CSX Guarantee”) of the CSXT Debt Securities (as defined below); and (i) guarantees by the Company of the preferred securities of the Trust (each, a “Preferred Securities Guarantee,” and collectively with the CSX Debt Securities, Warrants, the Preferred Stock, the Common Stock, the Depositary Shares, the Purchase Contracts, the Units and the CSX Guarantees, the “CSX Securities”); (ii) CSXT’s secured debt securities and senior unsecured debt securities (collectively, the “CSXT Debt Securities”); and (iii) the Trust’s preferred securities (the “Trust Preferred Securities”). The CSX Securities, CSXT Debt Securities and Trust Preferred Securities are collectively referred to herein as the “Securities” and each individually, a “Security.”

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Board of Directors

CSX Corporation

February 16, 2022

Any CSX Senior Debt Securities will be issued pursuant to the Indenture, dated as of August 1, 1990 (as amended and supplemented through the date hereof, the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee (the “Senior Debt Trustee”). Any CSX Subordinated Debt Securities will be issued pursuant to a subordinated debt indenture (the “Subordinated Indenture”) between the Company and a trustee to be named therein (the “Subordinated Debt Trustee”). Any Warrants will be issued by the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”). Any shares of Preferred Stock will be issued by the Company pursuant to Articles of Amendment (“Articles of Amendment”) to the Company’s Amended and Restated Articles of Incorporation (as amended through the date hereof, the “Articles of Incorporation”). Any shares of Common Stock will be issued by the Company pursuant to the Articles of Incorporation. Any Depositary Shares will be issued by the Company pursuant to one or more deposit agreements among the Company, the depositary to be named therein (the “Depositary”) and the holders from time to time of the deposit receipts issued thereunder (each, a “Deposit Agreement”). Any Purchase Contracts will be issued by the Company pursuant to one or more stock purchase agreements (each, a “Purchase Contract”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent’). Any Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units. Any CSX Guarantees will be issued pursuant to the CSXT Indenture (as defined below) or one or more guarantee agreements (each a “Guarantee Agreement”) to be entered into by the Company. Any Preferred Securities Guarantees will be issued pursuant to one or more guarantee agreements (each, a “TruPS Guarantee Agreement”) to be entered into by the Company. Any CSXT Debt Securities will be issued pursuant to the Indenture, dated December 13, 2007 (as amended and supplemented through the date hereof, the “CSXT Indenture”), among CSXT, the Company, if a CSX Guarantee is provide therewith, and The Bank of New York Mellon Trust Company, N.A., as trustee (“CSXT Debt Trustee”). Any Trust Preferred Securities will be issued by the Trust pursuant to the Amendment and Restated Trust Agreement of CSX Capital Trust I (the “Declaration”). The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

Board of Directors

CSX Corporation

February 16, 2022

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things:

(i)	the Articles of Incorporation;

(ii)	the Amended and Restated Bylaws of the Company, as amended through the date hereof;

(iii)	the Amended and Restated Articles of Incorporation of CSXT, as amended through the date hereof;

(iv)	the Bylaws of CSXT, as amended through the date hereof;

(v)	the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement;

(vi)	the Registration Statement and the Prospectus;

(vii)	the Senior Indenture;

(viii)	the form of Subordinated Indenture, as amended through the date hereof;

(ix)	the form of CSX Subordinated Debt Securities;

(x)	the CSXT Indenture;

(xi)	the form of TruPS Guarantee Agreement;

(xii)

a certificate issued by the State Corporation Commission of the Commonwealth of Virginia (the “State Corporation Commission”) on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “CSX Good Standing Certificate”); and

Board of Directors

CSX Corporation

February 16, 2022

(xiii)

a certificate issued by the State Corporation Commission on the date hereof to the effect that CSXT is existing under the laws of the Commonwealth of Virginia and in good standing (the “CSXT Good Standing Certificate,” and collectively with the CSX Good Standing Certificate, the “Good Standing Certificates”).

For purposes of the opinions expressed below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies; (c) the legal capacity of all natural persons; (d) the genuineness of all signatures and the completion of all deliveries not witnessed by us; and (e) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution, delivery and enforceability of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates and oral advice of public officials, without independent verification of their accuracy.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia with the corporate power and authority to authorize the issuance of the CSX Securities.

2. CSXT is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia with the corporate power and authority to authorize the issuance of the CSXT Debt Securities.

3. With respect to any CSX Senior Debt Securities, when (a) the Company’s Board of Directors, a duly constituted and acting committee thereof or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve any supplemental indenture or officers’ certificate pursuant to the Senior Indenture and the issuance and sale of the CSX Senior Debt Securities, (b) any supplemental

Board of Directors

CSX Corporation

February 16, 2022

indenture or officers’ certificate pursuant to the Senior Indenture has been executed and delivered by each of the Company and the Senior Debt Trustee, as applicable, and (c) the Senior Debt Securities have been executed, authenticated and issued in accordance with the terms thereof and of the Senior Indenture and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the CSX Senior Debt Securities will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Senior Indenture, under applicable laws of the State of New York.

4. With respect to any CSX Subordinated Debt Securities, when (a) the Board has taken all necessary corporate action to authorize and approve the Subordinated Indenture and any supplemental indenture or officers’ certificate pursuant thereto and the issuance and sale of the CSX Subordinated Debt Securities, (b) the Subordinated Indenture and any supplemental indenture or officers’ certificate pursuant thereto has been executed and delivered by each of the Company and the Subordinated Debt Trustee, as applicable, and (c) the CSX Subordinated Debt Securities have been executed, authenticated and issued in accordance with the terms thereof and of the Subordinated Indenture and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the CSX Subordinated Debt Securities will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Subordinated Indenture, under applicable laws of the State of New York.

5. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to authorize and approve the applicable Warrant Agreement and the issuance and sale of the Warrants, (b) the applicable Warrant Agreement has been executed and delivered by each of the Company and the Warrant Agent and (c) the Warrants have been executed, authenticated and issued in accordance with the terms thereof and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Warrants will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement, under applicable laws of the State of New York.

6. With respect to any series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of shares of Preferred Stock, including the terms of the offering thereof, from the then

Board of Directors

CSX Corporation

February 16, 2022

authorized number of shares of Preferred Stock available therefor, (b) the Articles of Amendment creating the particular series of Preferred Stock have been filed with the State Corporation Commission, and the State Corporation Commission has issued a certificate of amendment with respect thereto, (c) any certificates representing the shares of Preferred Stock have been duly executed, countersigned and registered and (d) the series of shares of Preferred Stock has been duly issued by the Company and delivered to the purchasers thereof either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such series of shares of Preferred Stock will be validly issued, fully paid and nonassessable.

7. With respect to any shares of Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of such shares of Common Stock, including the terms of the offering thereof, from the then authorized number of shares of Common Stock available, (b) any certificates representing the shares of Common Stock have been duly executed, countersigned and registered and (c) such shares of Common Stock have been duly issued by the Company and delivered to the purchasers thereof either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.

8. With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of Depositary Shares, (b) the Deposit Agreement to be entered into in connection with the issuance of such Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company, (c) the specific terms of such Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement, (d) the underlying Preferred Stock has been validly issued and delivered as described in paragraph 6 above, (e) the Depositary has duly issued the deposit receipts evidencing such Depositary Shares against deposit of the Preferred Stock in respect thereof in accordance with the Deposit Agreement and (f) the deposit receipts have been duly executed, issued and delivered by one of the Depositary’s authorized officers in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, such Depositary Shares will be validly issued, fully paid and nonassessable.

Board of Directors

CSX Corporation

February 16, 2022

9. With respect to any Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize and approve the applicable Purchase Contract and the issuance and sale of the Purchase Contracts, (b) the applicable Purchase Contract has been executed and delivered by each of the Company and the Purchase Contract Agent and (c) the Purchase Contracts have been executed, authenticated and issued in accordance with the terms thereof and of the applicable Purchase Contract and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Purchase Contracts will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Purchase Contract, under applicable laws of the State of New York.

10. With respect to the Units, when (a) the Board has taken all necessary corporate action to authorize and approve the applicable Unit Agreement and the issuance and sale of the Units, (b) the applicable Unit Agreement has been executed and delivered by each of the Company and the Unit Agent and (c) the Units have been executed, authenticated and issued in accordance with the terms thereof and of the applicable Unit Agreement and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Units will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Unit Agreement, under applicable laws of the State of New York.

11. With respect to any CSX Guarantees, when (a) the Board has taken all necessary corporate action to authorize and approve any Guarantee Agreement and the issuance and sale of the CSXT Debt Securities and (b) any CSX Guarantee has been executed, authenticated and issued in accordance with the terms thereof and of the Guarantee Agreement and the CSXT Indenture and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the CSX Guarantees will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Guarantee Agreement and the CSXT Indenture, under applicable laws of the State of New York.

Board of Directors

CSX Corporation

February 16, 2022

12. With respect to any Preferred Securities Guarantee, when (a) the trustees of the Trust have taken all necessary action to adopt the Declaration and to fix and determine the terms of the Trust Preferred Securities in accordance with the Declaration, (b) the Board has taken all necessary corporate action to authorize and approve any TruPS Guarantee Agreement and the issuance and sale of the Preferred Securities Guarantees and (c) any Preferred Securities Guarantee has been executed, authenticated and issued in accordance with the terms thereof and of the TruPS Guarantee Agreement and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the TruPS Guarantees will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the TruPS Guarantee Agreement, under applicable laws of the State of New York.

13. With respect to any CSXT Debt Securities, when (a) CSXT’s Board of Directors, a duly constituted and acting committee thereof or duly authorized officers of CSXT (such Board of Directors, committee or authorized officers being hereinafter referred to as the “CSXT Board”) has taken all necessary corporate action to authorize and approve any supplemental indenture or officers’ certificate pursuant to the CSXT Indenture and the issuance and sale of the CSXT Debt Securities, (b) any supplemental indenture or officers’ certificate pursuant to the CSXT Indenture has been executed and delivered by each of CSXT, the Company, if the CSX Guarantee is provided therewith, and the Trustee and (c) the CSXT Debt Securities have been executed, authenticated and issued in accordance with the terms thereof and of the CSXT Indenture and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the CSXT Board upon payment of the consideration therefor, the CSXT Debt Securities will be the valid and binding obligations of CSXT, enforceable against CSXT in accordance with their terms and the terms of the CSXT Indenture, under applicable laws of the State of New York.

The opinions expressed above are limited to the laws of the Commonwealth of Virginia and the laws of the State of New York in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.

The opinions set forth in paragraphs 1 and 2 above as to the valid existence and good standing of the Company and CSXT, respectively, are based solely upon our review of the Good Standing Certificates.

The opinions set forth in paragraphs 3, 4, 5, 8, 9, 10, 11, 12 and 13 above as to the enforceability of the CSX Senior Debt Securities, CSX Subordinated Debt Securities,

Board of Directors

CSX Corporation

February 16, 2022

Warrants, Depositary Shares, Purchase Contracts, Units, CSX Guarantees, Preferred Securities Guarantees and CSXT Debt Securities, respectively, are qualified by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance or transfer laws (including but not limited to the common law trust fund doctrine and Section 548 of the United States Bankruptcy Code), and preference and equitable subordination laws and principles; (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance, good faith and fair dealing.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5 to the Registration Statement and the reference to our firm under the heading “Validity of Securities” in the Registration Statement and the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,
/s/ Hunton Andrews Kurth LLP